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Exhibit 23.1

INDEPENDENT REGISTERED AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Medicor Ltd. on Form SB-2, Amendment No. 3 dated April    , 2005, of our report dated August 20, 2004, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Greenberg & Company LLC

Greenberg & Company LLC
Springfield, NJ
April 29, 2005

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  Exhibit 23.1